Exhibit 10.167

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRON MENTAL IN DEMN ITY AGREEMENT (this "Agreement") made as of July 1, 2014 by BR T&C BLVD., LLC, a Delaware limited liability company (“Borrower”), for the benefit of COMPASS BANK, an Alabama banking corporation (“Compass”), and each of the financial institutions from time to time party to the Loan Agreement (as defined herein), (including Compass, the ''Lenders''). Compass, in its capacity as Administrative Agent for itself and for the other Lenders, is hereinafter referred to as "Agent". All capitalized terms utilized but not defined herein shall, unless the context otherwise indicates, have the meaning ascribed to such capitalized terms in the Loan Agreement. Unless otherwise expressly set forth herein, Agent shall be deemed in all respects to be acting in the capacity of Agent for itself and all of the Lenders, as set forth in, and in accordance with, the Loan Agreement.

RECITALS

A.           Borrower is the owner of fee title to the land more particularly described in Exhibit A attached hereto and made a part hereof (the "Land") (the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the "Property").

B.           Lenders are prepared to make a loan (the "Loan") to Borrower pursuant to the terms and conditions set forth in the Construction Loan Agreement (the "Loan Agreement") of even date herewith executed by and among Agent, Lenders and Borrower and to be evidenced by one or more promissory notes in the aggregate principal amount of $57,000,000 (collectively, the "Notes") and secured by, among other things, a certain Deed of Trust, Assignment of Rents and Security Agreement (the "Security Instrument") which will encumber the Property (the Notes, the Security Instrument and all other instruments executed by Borrower or Guarantor and evidencing or securing the Loan, including this Agreement, being collectively referred to as the ''Loan Documents").

C.           Lenders are unwilling to make the Loan unless Borrower agrees to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

1.          Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)          "Compliance Report" as defined in Subsection 3(h).

(b)          "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, guidelines and the like, that apply to Borrower or the Property and relate to protection of the environment or to Hazardous Borrower or the Property and relate to protection of the environment or to Hazardous Substances. The term “Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, guidelines and the like having substantially the same subject matter as the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right to Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground Storage Tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the provisions of the Occupational Safety and Health Act that relate to hazardous chemicals or other Hazardous Substances; the Federal Water Pollution Control Act; and the Federal Insecticide, Fungicide and Rodenticide Act; and the Endangered Species Act. The term “Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, guidelines and the like, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property lo any govern mental authority or other person or entity, whether or not in connection with transfer of' title to or interest in property; or imposing conditions or requirements in connection with permits relating to Hazardous Substances or the environmental condition of the Property.

(c)          "Environmental Liens" as defined in Subsection 3(d).

(d)          “Environmental Report" means those written report(s) resulting from the environmental assessment(s) of the Property delivered to Agent and more particularly described on Exhibit B attached hereto and made a part hereof.

(e)          "Event of Default'' as defined in the Loan Agreement.

(f)          "Hazardous Substances" means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paints, radon, radioactive materials, and explosives; provided, however, Hazardous Substances shall expressly exclude any substance of a nature, quantity or concentration that is customarily used, stored or disposed as part of or incidental to home or apartment use or to the operation or maintenance of vehicles used by tenants, prospective tenants, Borrower, any manager of the Property or their respective invitees, employees; agents or contractors, or to the operation and maintenance of the applicable portion of the Property in the ordinary course of Borrower's business currently conducted at such portion of the Property, or to operations for multifamily projects similar to the project on the Property, so long as such use, storage or disposal complies with applicable Environmental Laws.

(g)          "Indemnified Parties" means Agent, Lenders, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including but not limited to those who may acquire any interest in mortgage pass-through certificates or other securities evidencing a beneficial interest in the Loan offered in a rated or unrated public offering or private investment, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as part of or following foreclosure pursuant to the Loan) and including but not limited to any successors by merger, consolidation or acquisition of all or a substantial part of Agent's or any Lender's assets and business.

(h)        "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

(i)          "Losses" means any claims, suits, liabilities (including but not limited to strict liabilities), administrative or judicial actions or proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, costs of Remediation (whether or not performed voluntarily), costs of assessing damages or losses, judgments, awards, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys' fees and legal expenses, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other material s and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings.

(j)          "Mold" means mold or any fungus of a type that could pose a risk of any kind to human health or the indoor or, outdoor environment or could negatively impact the value of the Property.

(k)          "Release" with respect to any Hazardous Substance means any release, deposit, discharge, emission, growth, leaking, leaching, spilling, seeping, mi grating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

(l)          "Release Date" as defined in Section 5.

(m)        "Remediation" means any response, remedial, removal, or corrective action; any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, define, cure or mitigate the presence of or, any Release of, any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

(n)       "Remediation Report'' as defined in Subsection 3(h).

(o)       "Storage Tanks" means any underground or aboveground storage tanks, whether filled, empty, or partially filled with any substance.

2.          Representations and Warranties. Borrower represents and warrants to Agent and Lenders, based upon the Environmental Report and information that Borrower knows, that:

(a)          Hazardous Substances. Except as disclosed in the Environmental Report, there are no Hazardous Substances or Storage Tanks in, on, above, or under the Property, except those that are either (i) Hazardous Substances of such types and in such quantities as are customarily used or stored or generated for offsite disposal in or at properties of the relevant property type. and in compliance with all Environmental Laws and with permits issued pursuant thereto, or (ii) fully disclosed to and approved by Agent in writing.

(b)          No Releases. Except as disclosed in the Environmental Report, no Hazardous Substances are present in, on or under the Property, and no past, present or threatened Releases of Hazardous Substances are in, on, above, under or from the Property.

(c)          No Migration. Except as disclosed in the Environmental Report, there is no threat or any Release of Hazardous Substances migrating to the Property.

(d)          No Violations. Except as described in the Environmental Report. there is no past or present non-compliance with Environmental Laws with respect to the Property or with permits issued pursuant thereto in connection with the Property.

(e)          No Notice. Except as disclosed in the Environmental Report, Borrower does not know of, and Borrower has not received, any written communication from any person or entity (including but not limited to a governmental entity ) relating to violations of Environmental Laws or otherwise relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(f)          Complete Disclosure. To Borrower's knowledge, Borrower has truthfully and fully provided to Agent, in writing, any and all information relating to adverse environmental conditions in, on, above, under or from the Property and that is contained in files and records of Borrower, including but not limited to any reports relating to Hazardous Substances in, on, above, under or from the Property and/or lo any adverse environmental condition of the Property.

(g)          Authorizations. All notices, permits, licenses, registrations, or similar authorizations, if any, required by any Environmental Law to be obtained or filed in connection with the ownership, operation, or use of the Property, including, without limitation, the existence of any Storage Tanks at the Property or the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained.

(h)          Other Properties. Borrower has not and will not cause, permit, authorize or suffer, any Hazardous Substance to be present, placed, held, located, or disposed of, on, under or about any other land, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Borrower in any jurisdiction now or hereafter having in effect a so-called "super lien" law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Property to secure any obligation in connection with the super lien law of such other jurisdiction.

(i)          No Litigation. Except as otherwise previously disclosed to Agent in writing, there is no pending or threatened litigation, proceedings, or investigations involving Borrower or the Property before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, Release, threat of Release, placement on, under, from or about the Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Property, or the transportation to or from the Property, of any Hazardous Substance.

(j)          No Communications. Borrower has not entered into any agreement with any governmental authority or any private entity, including, but not limited to, any prior owners or operators of the Property, relating in any way to the presence, Release, threat of Release, placement on, under or about the Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Property, or the transportation to or from the Property, of any Hazardous Substance, except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Property.

3.          Environmental Covenants. Borrower covenants and agrees with Agent and Lenders that:

(a)          Compliance. All uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environ mental Laws and any required permits issued pursuant thereto.

(b)          No Releases. Borrower shall not permit any Releases of Hazardous Substances in, on, above, under or from the Property.

(c)          No Hazardous Substances. Borrower shall not permit any Hazardous Substances in, on, above or under the Property, except those that are either (i) Hazardous Substances of such types and in such quantities as arc customarily used or stored or generated for offsite disposal or otherwise present in or at properties of the relevant property type, and in compliance with all Environmental Laws and with any required permits issued pursuant thereto, or (ii) fully disclosed to Agent in writing and approved in advance by Agent.

(d)          No Encumbrances. Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); provided, however, Borrower will not be in default of this Section 3(d) if an involuntary lien is filed against the Property and Borrower causes the lien to be removed within 30 days or provides a bond or other security reasonably satisfactory to Agent to protect its interest as mortgagee under the Security Instrument.

(e)          Investigation. In addition to the repo1ts required under Subsection 3(h) hereof, Borrower shall perform any environmental site assessment or other investigation or environmental conditions in connection with the Property, pursuant to any reasonable written requests of Agent (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Agent the reports and other results thereof, and Agent and other Indemnified Parties shall be entitled to rely on such reports and other results thereof. Such assessments and investigations shall be at Borrower's sole cost and expense if Agent's request for such performance is based on (i) the occurrence of an Event of Default; or (ii) Agent's reasonable belief that Borrower has violated any provision of this Agreement (including any representation, warranty or covenant). All other investigations performed by Borrower under this Section 3(e) shall be at Lenders' sole cost and expense.

(f)          Remediation. Borrower shall, at its sole cost and expense, comply with all written requests of Agent to (i) reasonably effectuate Remediation of any adverse environmental condition (including but not limited to the presence, or a Release, of a Hazardous Substance) in, on, above, under or from the Property; and (ii) comply with any Environmental Law.

(g)          Prohibited Activities. Borrower shall not do or consciously permit any tenant or other user of the Property to do any act or thing that violates any Environmental Law.

(h)          Monitoring. If Agent has a reasonable basis for believing any Hazardous Substance is present on the Property, Borrower shall promptly perform an environmental site assessment or other investigation at Agent's request under Section 3(e). If such investigation indicates the presence of Hazardous Materials at the Property in violation of Environmental Laws, then Borrower shall upon request of Agent establish and maintain, at Borrower's sole expense, a system to assure and monitor the environmental condition of the Property, continued compliance with Environmental Laws, the existence of any Storage Tank on the Property and the presence of Hazardous Substances on the Property, by any and all owners or operators of the Property, which system shall include at a minimum annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws and, at the request of Agent no more than once each year, a detailed review of such compliance of the environmental condition of the Property ("Compliance Report") in scope satisfactory to Agent by an environmental consulting firm approved in advance by Agent; provided, however, that if any Compliance Report indicates a violation of any Environmental Law or a need for Remediation, such system shall include at the request of Agent a detailed review ("Remediation Report") of the status of such violation by such environmental consultant. Borrower shall furnish each Compliance Report or Remediation Report to the Agent within sixty (60) days after Agent so requests, together with such additional information relating to the environmental condition of the Property as Agent may reasonably request. lf Borrower fails to contract for such an Compliance Report or Remediation Report within ten (10) days after receipt of notice therefor from Agent, or fails to provide either such report within sixty (60) days after receipt of notice therefor from Agent, then Agent may order same, and Borrower grants to Agent and its employees, agents, contractors and consultants access to the Property and a license (which is coupled with an interest and irrevocable while the Security Instrument is in effect) to perform inspections and tests, including (but not limited to) the taking of soil borings and air and groundwater samples. All costs incurred by Agent and/or Lenders under this Section 3(h) shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness.

(i)          Notice of Release. Upon Borrower acquiring knowledge thereof, Borrower shall immediately notify Agent in writing of (i) any presence or Releases or future Releases of Hazardous Substances in, on, above, under, or from the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii ) any Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to the presence of Hazardous Substances on the Property or Remediation thereof, possible liability of Borrower pursuant to any Environmental Law, other adverse environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement. Any failure of Borrower to perform its obligations pursuant to this Agreement shall constitute bad faith waste with respect to the Property.

4.          Indemnified Parties' Rights; Cooperation and Access. Agent and Agent's representatives or consultants shall have the right but not the obligation, to enter upon the Property at all reasonable times and upon reasonable advance written notice to Borrower to assess any and all aspects of the environmental condition of the Property, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Agent's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Indemnified Parties and any such person or entity designated by Indemnified Parties. The costs incurred by Agent under this Section 4 shall be paid by Borrower if the performance of the acts under this Section 4 are commenced (i) upon the occurrence of an Event of Default; or (ii) upon Agent's reasonable belief that Borrower has violated any provision of this Agreement (including any representation, warranty or covenant). All other investigations performed by Agent shall be at Lenders' sole cost and expense. Agent shall indemnify and hold Borrower harmless for, from and against, and reimburse Borrower with respect to, any and all Losses imposed on, asserted against or incurred by Borrower by reason of, in connection with or arising out of the gross negligence or willful misconduct of Agent in accessing the Property or conducting investigations pursuant to this Section 4.

5.          Indemnification. Borrower agrees to indemnify and hold Indemnified Parties harmless for, from, and against, and to reimburse Indemnified Parties with respect to, any and all Losses imposed on, asserted against or incurred by Indemnified Parties at any time and from time to time by reason of. in connection with or arising out of:

(a)          the breach of any representation or warranty of Borrower as set forth herein:

(b)          the failure of Borrower to perform any obligation herein required to be performed by Borrower;

(c)          any violation by Borrower or the Property on or before the Release Date of any Environmental Law in effect on or before the Release Date;

(d)          the Remediation of Hazardous Substances from the Property (or if removal is prohibited by law, the taking of whatever action is required by law, including without limitation, the implementation of any required operation and maintenance program); or

(c)          any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation. environmental damage or impairment or any other injury or damage resulting from or relating to any Hazardous Substance or Mold located upon or migrating into, from or through the Property (whether or not any or all of the foregoing was caused by Borrower or its tenant or subtenant, or a prior owner of the Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such Hazardous Substance or the mere presence of such Hazardous Substance on the Property).

WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR AN Y OTHER) INDEMNIFIED PARTY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The “Release Date'' as used herein shall mean the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured by the Security Instrument have been paid in full and the Security Instrument has been released, or (ii) the date on which the lien of the Security Instrument is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice.

6.          Duty to Defend and Attorneys' and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend Legal Actions against an Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party), which Legal Action relates matters covered by Section 5, by attorneys and other professional approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any Legal Action that relates to matters covered by Section 5. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environ mental consultants, laboratories and other professionals in connection therewith. Any amount to be paid under this Agreement by Borrower to Indemnified Parties shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness.

7.          Enforcement. Indemnified Parties may enforce the obligations of Borrower without first resorting to or exhausting any security or collateral or without first having recourse to the Borrower, the Notes, the Security Instrument, or any other Loan Document or any of the Property, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Agent and/or Lenders from suing on the Notes, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. It is not necessary for an Even of Default to have occurred under the Security Instrument for Indemnified Parties to exercise their rights pursuant to this Agreement.

8.          Survival. This Agreement and the indemnities contained herein shall not terminate upon the Release Date or upon the release, foreclosure or other termination of the Security Instrument but will survive the Release Date, foreclosure of the Security Instrument or conveyance in lieu of foreclosure, and the repayment of the indebtedness secured by the Security Instrument and the discharge and release of the Security Instrument and the other Loan Documents. Nothing in this Section, elsewhere in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Indemnified Parties against Borrower or any third party under Environmental Laws, including without limitation any rights of contribution or indemnification available thereunder.

9.          Subrogation. Borrower shall take any and all reasonable actions, including institution of 1egal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, or under the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Borrower's rights now or hereafter in such claims.

10.         Notice of Legal Actions. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any Legal Action brought against such party or related to the Property, with respect to which Borrower may have liability under this Agreement.

11.         No Third Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of the Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

12.          Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Borrower, Agent, Lenders and, by their acceptance of any benefit hereunder, the Indemnified Parties, and each of their respective successors and assigns, including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Borrower, Agent, Lenders and Indemnified Parties and their respective successors and assigns.

13.         Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

14.         Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

15.         Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

16.         Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

17.         Release of Liability. Agent, without authorization from or notice to any party liable under this Agreement and without impairing, modifying, changing, releasing, limiting or affecting the liability of any party liable under this Agreement, may from time to time at its discretion and with or without valuable consideration, release a party liable under this Agreement without affecting the liability of any party not so released.

18.         Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Agent and/or Lenders have under the Notes, the Security Instrument, or the other Loan Documents or would otherwise have at law or in equity.

19.         Notices. All notices hereunder shall be given in the manner specified in the Loan Agreement.

20.         APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCI PLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

21.         CONSENT TO FORUM. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER FOR THE GIVING OF NOTICES UNDER THE LOAN AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

22.         WAIVER OF JUDICIAL PROCEDURAL MATTERS. BORROWER AND INDEMNIFIED PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

IN WITNESS WHEREOF, this Agreement has been executed by Borrower effective as of the date first set forth above.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATUR E PAGE FOLLOWS

SIGNATURE PAGE OF BORROWER TO

ENVIRONMENTAL INDEMNITY AGREEMENT

BR T&C BLVD., LLC, a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

		By:	/s/ Timothy J. Hogan
		Name:	Timothy J. Hogan
		Title:	Vice President

SIGNATURE PAGE TO ENVIRONMENTAL INDEMNITY AGREEMENT

SIGNATURE PAGE OF AGBNT TO

ENVIRONMENTAL INDEMNITY AGREEMENT

COMPASS BANK, an Alabama banking corporation, as Administrative Agent for the Lenders

By:	/s/ Atila Ali
Name:	Atila Ali
Title:	SVP

SIGNATURE PAGE TO ENVIRONMENTAL INDEMNITY AGREEMENT

EXHIBIT A

(Legal Description)

Being a tract or parcel, containing 2.3190 acres (101,014 square feet) of land, situated in the George Bellows Survey, Abstract Number 3, City of Houston, Harris County, Texas, and consisting of four tracts: l ) all that certain called 25,244 square feet described in deed to TADI Investments, Inc., as recorded under Harris County Clerk's File (H.C.C.F.) Number W388396; 2) all that certain called l.0148 acres described in deed to Performance Development L.P., as recorded under Harris County Clerk 's File (H.C.C.F.) Number 20120530439; 3) all that certain called 0.475 acre described in deed to Alvin Wong Gee, as recorded under H.C.C.F. Number T207436; and 4) being part of and out of Unrestricted Reserve "A", Block l , CITYPOINT, a plat of subdivision recorded under Film Code Number 653107, Harris County Map Records; also being part of and out of that certain tract described in deed to Memorial City Redevelopment Authority (herein referred to as the "MCRA Tract"), as recorded under H.C.C.F. Number 201401 05540; said 2.3190 acre tract being more particularly described as follows (bearings herein are grid bearings based on the Texas Coordinate System, South Central Zone Number 4204; NAD 83; distances are surface distances based on the U.S. Survey Foot and may be converted to grid by multiplying by a combined scale factor of 0.999870017):

BEGINNING at the intersection of the south right-of-way (R.O.W.) line of Interstate Highway 10, based on a varying width, with the west R.O.W. line of Town and Country Boulevard, based on a 100-foot width and dedicated to City of Houston (public), under H.C.C.F. Number C703140; also being the northeast comer of that certain called 25,244 square feet described in said deed to TADI Investments, Inc. and of the herein described tract, from which a Texas Department of Transportation aluminum disk found for reference bears South 04°33 West, 0.90 feet;

THENCE, South 02°42' 17" East, with the west R.O.W. line of said Town and Country Boulevard, at a distance of 498.80 feet passing the northeast corner of the aforesaid Unrestricted Reserve "A" of CITYPOINT, and continuing in all a total distance of 558.74 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set marking the southeast comer of the herein described tract;

THENCE, South 87°17'43" West, departing said west R.O.W. line and along a line 60.00 feet northerly of and parallel with the south line of said MCRA Tract, a distance of 180.09 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set in the east line of that certain called 3.1080 acres described in deed to SFP Hotel Partners, L.P., as recorded under H.C.C.F. Number 20130225814; said iron rod also being in the west line of said Unrestricted Reserve "A" and said MCRA Tract, and marking the southwest comer of the herein described tract;

THENCE, North 02°42' 17" West, with the east line of said 3.1080 acre tract, and the west line of said Unrestricted Reserve "A" and said MCRA Tract, at 59.94 feet pass the southwest comer of the aforesaid 0.475 acre tract, and the northwest corner of said Unrestricted Reserve "A" and said MCRA Tract, from which an "X" in concrete found for reference bears North 02°42'1 7" West, 0.56 feet, and from which another "X" in concrete found for reference bears North 19°43' West, 0.58 feet; continuing with said east line and the west line of said 0.475 acre tract, at 175.28 feet pass a 1/2-inch iron rod found marking the southwest comer of the aforesaid 1.0148 acre tract and the north west corner of said 0.475 acre tract; continuing with said east line and the west line of said 1.0148 acre tract, at a distance of 420.74 feet to a 5/8-inch iron rod with cap found marking the southwest comer of the aforesaid 25,244 square foot tract, and the northwest comer of said 1.1048 acre tract, and continuing in all a total distance of 563.08 feet to a point in the aforesaid south R.O. W. line of Interstate Highway 10, same being the northeast comer of said 3.1080 acre tract, the northwest comer of the said 25,244 square foot tract and of the herein described tract, from which a found 5/8-inch iron rod with cap bears North 38°26' East, 0.19 feet;

THENCE, North 88°40'43" East, with said south R.O.W. line and the north line of said 25,244 square foot tract, a distance of 180.14 feet to the POINT OF BEGINNING and containing 2.31 90 acres (101,014 square feet) of land.

EXHIBIT B

(Description of Environmental Reports)

Phase I and Limited Phase II Environmental Site Assessment dated May 21, 2014, prepared by InControl Technologies, Inc,